Exhibit 99.1

           Global Payment Technologies Announces Fiscal 2006
                   Fourth-Quarter and Year-End Results

    HAUPPAUGE, N.Y.--(BUSINESS WIRE)--Jan. 12, 2007--Global Payment Technologies, Inc. (NASDAQ Symbol: GPTX) ("GPT"), a leading manufacturer and innovator of currency acceptance systems used in the worldwide gaming, beverage, and vending industries, today announced its fiscal 2006 fourth-quarter and year-end results.

                   Summary of Financial Highlights

           (Dollar amounts in 000s, except per share data)
----------------------------------------------------------------------
                      Three Months Ended 9/30 Twelve Months Ended 9/30
----------------------------------------------------------------------
                       2006   2005   Change     2006    2005   Change
----------------------------------------------------------------------
Net Sales             $3,206 $5,016   (36%)   $14,303  $25,886  (45%)
----------------------------------------------------------------------
Net (Loss)                          greater                    greater
                                      than                      than
                      ( $921)( $291)  (100%)  ($4,143)  ($573)   100%
----------------------------------------------------------------------
Net (Loss) Per Share
Basic                 ($0.15)($0.05)($0.10)    ($0.67) ($0.10) ($0.57)
Diluted               ($0.15)($0.05)($0.10)    ($0.67) ($0.10) ($0.57)
----------------------------------------------------------------------

    William McMahon, GPT Vice-President and CFO, stated, "For the quarter ended September 30, 2006, net loss was ($921,000), or ($.15) per share, as compared with a net loss of ($291,000), or ($.05) per share, in the prior year period. Sales for the quarter decreased 36% as compared with the same prior year period. Due to unit sales increases of the Company's SA-4 product in the Australian and South African markets, sales increased 1.3% as compared with the quarter ended June 30, 2006."

    Net sales for the quarter ended September 30, 2006 decreased 36% to $3,206,000, as compared with $5,016,000 in the same prior year period. Gaming sales declined $1,288,000, to $2,905,000 primarily as a result of lower sales to the Company's Australian affiliate, and to the Russian gaming market. Gross profit decreased to $480,000, or 15.0% of sales this quarter, as compared with $1,246,000, or 24.8% of sales in the same prior year period. This decrease in gross profit as a percentage of sales was primarily the result of the decrease in sales while manufacturing costs were virtually unchanged and the writedown of $432,000 to provide for obsolescence of the Advantage product lines. Operating expenses increased to $1,867,000 this quarter, as compared with $1,822,000 in the same prior year period, primarily due to increased spending on research and development for the Company's new products expected to be introduced in fiscal 2007 and the recognition of compensation costs for stock options granted in Fiscal 2006. Net interest income increased to $3,000, as compared with $2,000 in the same year ago period. During the quarter, the Company recognized a gain on sale of its interests in unconsolidated affiliates of $307,000.

    Stephen Nevitt, GPT's President and CEO stated, "Fiscal 2006 was a difficult and challenging year for GPT. Nonetheless, many initiatives have been started including management changes, product initiatives and new marketing and selling strategies that will enable GPT to better serve the needs of the global market for currency acceptance. We brought on a new Chief Financial Officer and hired a new Senior Vice President of Engineering and Operations to lead the development of new products. We announced the planned introduction of new products in fiscal 2007 along with our filing for patents on our new optical suite technology. As part of our new products, we introduced the Falcon at the G2E show in Las Vegas in November, which incorporates our Digital Signal Processor (DSP) technology for fast and reliable bank note recognition. Our goal is to design and produce the world's best currency acceptance equipment; not only for our core gaming market, but for all channels of distribution."

    Net sales for fiscal 2006 were $14,303,000 a decrease of 44.7% from fiscal 2005. Sales in the gaming market declined 51% to $11,300,000 in fiscal 2006 from $23,100,000 in fiscal 2005. Gaming sales to the Australian market declined 50% as the Company's distributor reduced its short term inventory requirements to better manage current market conditions in its territory. As a result of government regulations which temporarily prohibited the placement of new gaming devices, sales in the Russian market declined by in excess of 30%. These declines were partially offset by increased sales into the Asian market, reflecting growth in the Macau gaming area of China as well as increased sales in the South African market. Beverage and vending sales for fiscal 2006 were $3,000,000, or 21% of sales, as compared to $2,726,000 or 10.6% of sales, an increase of 10%, primarily in the beverage sector. Gross profit decreased to $1,775,000 or 12.4% of net sales as compared with $6,867,000 or 26.5% of net sales in the prior-year period. The decrease in gross profit was primarily the result of sales incentives to reduce Aurora inventory levels as well as attempting to increase its market share with the Aurora product, and the effect of a 45% sales decline from fiscal 2005 while manufacturing expenses were virtually unchanged. In addition, the Company increased the inventory reserve by $432,000 in fiscal 2006 to provide for obsolescence in its Advantage product line. Operating expenses increased to $7,429,000, or 51.9% of net sales, in fiscal 2006 from $7,051,000, or 27.2% of net sales in fiscal 2005, an increase of $378,000 or 5.4%. This increase was due, in part, to a severance payment made to a former officer of $150,000, research and development cost increases related to the new products planned to be introduced in fiscal 2007 and an increase in rent expense related to a short term extension of the lease until June 2007. During fiscal 2006, the Company sold its interests in its affiliated customers. Prior to such dispositions, the Company accounted for its results of operations using the equity method. Included in the Company's results of operations are the Company's net shares of profits through August 31, 2006 of $648,000 as compared to $236,000 in fiscal 2005. For fiscal 2006, the Company increased its equity in income of unconsolidated subsidiaries by $535,000 as compared to a reduction in fiscal 2005 of $33,000, which amounts represent the effect of the Company's share of the gross profit on sales of the Company's products to these affiliates, which were unsold by the affiliate as of the Company's fiscal year end.

    The accompanying consolidated results of operations include a gain of approximately $307,000 relating to the sale of the Company's interests in its unconsolidated affiliates in fiscal 2006. Included in interest expense for fiscal 2005 was $568,000 as a result of the amortization of debt discount. As of March 31, 2005 the term loan was fully repaid and the debt discount was fully amortized.

    Mr. McMahon said, "The Company's current line of credit expires in March 2007 and based on discussions we have had with various financial institutions, we believe, but have no assurances, that we will be able to extend or replace this line of credit. At January 12, 2007 we had $1,300,000 outstanding on our line of credit."

    Global Payment Technologies, Inc. is a United States-based designer, manufacturer, and marketer of automated currency acceptance and validation systems used to receive and authenticate currencies in a variety of payment applications worldwide. GPT's proprietary and patented technologies are among the most advanced in the industry. Please visit the GPT web site for more information at http://www.gpt.com.

    Special Note Regarding Forward-Looking Statements: A number of statements contained in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the applicable statements. These risks and uncertainties include, but are not limited to: Statements regarding the Company's strategy, future sales, future expenses and future liquidity and capital resources; dependence on a limited base of customers for a significant portion of sales; GPT's dependence on the paper currency validator market and its potential vulnerability to technological obsolescence; the risks that its current and future products may contain errors or defects that would be difficult and costly to detect and correct; possible risks of product inventory obsolescence; regulatory approval; potential manufacturing difficulties; potential shortages of key parts and/or raw materials; potential difficulties in managing growth; dependence on key personnel; the possible impact of competitive products and pricing; and other risks described in more detail in GPT's Securities and Exchange Commission filings.

                  GLOBAL PAYMENT TECHNOLOGIES, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                                (000s)


                                                    9/30/06   9/30/05
                                                   --------- ---------
                     ASSETS
 -----------------------------------------------

CURRENT ASSETS:
  CASH AND CASH EQUIVALENTS                        $  2,270  $  3,108
  CASH HELD IN ESCROW                              $    280  $   -
  ACCOUNTS RECEIVABLE, net                            2,065     3,267
  INVENTORY, net                                      5,040     5,109
  PREPAID EXPENSES AND OTHER CURRENT ASSETS             218       265
  INCOME TAXES RECEIVABLE                              -           25
                                                   --------- ---------

     TOTAL CURRENT ASSETS                             9,873    11,774

INVESTMENTS IN UNCONSOLIDATED AFFILIATES               -        2,219
PROPERTY AND EQUIPMENT, net                           1,249     1,688
CAPITALIZED SOFTWARE COSTS, net                         561     1,033
                                                   --------- ---------

     TOTAL ASSETS                                  $ 11,683  $ 16,714
                                                   ========= =========


        LIABILITIES AND SHAREHOLDERS' EQUITY
 --------------------------------------------------

CURRENT LIABILITIES:
  CURRENT PORTION OF LONG-TERM DEBT, NET OF
   DISCOUNT                                        $     60  $     38
  ACCOUNTS PAYABLE                                    1,497     2,092
  ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES      1,249     1,134
                                                   --------- ---------

     TOTAL CURRENT LIABILITIES                        2,806     3,264
                                                   --------- ---------

  LONG-TERM DEBT, NET OF DISCOUNT                        40        79

                                                   --------- ---------
     TOTAL LIABILITIES                                2,846     3,343
                                                   --------- ---------

SHAREHOLDERS' EQUITY:
 COMMON STOCK                                            65        65
 ADDITIONAL PAID-IN CAPITAL                          13,609    13,446
 RETAINED EARNINGS/(DEFICIT)                         (3,433)      710
 ACCUMULATED OTHER COMPREHENSIVE INCOME                  95       649
                                                   --------- ---------
                                                     10,336    14,870
LESS: TREASURY STOCK                                 (1,499)   (1,499)
                                                   --------- ---------

TOTAL SHAREHOLDERS' EQUITY                            8,837    13,371
                                                   --------- ---------

     TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY    $ 11,683  $ 16,714
                                                   ========= =========

                  GLOBAL PAYMENT TECHNOLOGIES, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
              (IN OOOs EXCEPT SHARE AND PER SHARE DATA)




                             (unaudited)
                        ----------------------
                          THREE MONTHS ENDED          YEAR ENDED
                            SEPTEMBER 30,           SEPTEMBER 30,


                           2006       2005         2006       2005
                        ----------------------  ----------------------


NET SALES               $    3,206 $    5,016   $   14,303 $   25,886

GROSS PROFIT                   480      1,246        1,775      6,867

OPERATING EXPENSES           1,867      1,821        7,429      7,051

                        ----------------------  ----------------------
INCOME (LOSS) FROM
 OPERATIONS                 (1,387)      (575)      (5,654)      (184)
                        ----------------------  ----------------------

OTHER (EXPENSE) INCOME:
 EQUITY IN INCOME OF
  UNCONSOLIDATED
  AFFILIATES (1) (2)           158        256        1,183        203
 GAIN ON SALE OF
  INVESTMENT IN
  UNCONSOLIDATED
  AFFILIATE                    307      -              307      -
 INTEREST EXPENSE, NET           3          2           23       (613)
                        ----------------------  ----------------------
TOTAL OTHER (EXPENSE)
 INCOME                        468        258        1,513       (410)
                        ----------------------  ----------------------

INCOME (LOSS) BEFORE
 (BENEFIT FROM)
 PROVISION FOR INCOME
 TAXES                        (919)      (317)      (4,141)      (594)

(BENEFIT FROM) PROVISION
 FOR INCOME TAXES                2        (26)           2        (21)
                        ----------------------  ----------------------

NET INCOME (LOSS)             (921)      (291)      (4,143)      (573)
                        ======================  ======================

PER SHARE INFORMATION:
   BASIC                    ($0.15)    ($0.05)      ($0.67)    ($0.10)
                        ======================  ======================
   DILUTED (3)              ($0.15)    ($0.05)      ($0.67)    ($0.10)
                        ======================  ======================

COMMON SHARES USED IN COMPUTING
PER SHARE AMOUNTS:
   BASIC                 6,218,201  6,218,201    6,218,201  5,976,467
                        ======================  ======================
   DILUTED (3)           6,218,201  6,218,201    6,218,201  5,976,467
                        ======================  ======================



(1) FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005, INCLUDES $375,000 AND $100,000 RESPECTIVELY, WHICH REPRESENTS THE RECOGNITION (DEFERRAL) OF GPT'S SHARE OF THE GROSS PROFIT ON INTERCOMPANY SALES THAT HAVE (HAVE NOT) BEEN RECOGNIZED BY GPT'S AFFILIATES. FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005, INCLUDES $535,000 AND ($33,000), RESPECTIVELY, RELATED TO THE ABOVE MENTIONED RECOGNIZED GROSS PROFIT.

(2) EXCLUSIVE OF FOOTNOTE (1), EQUITY IN INCOME OF UNCONSOLIDATED
 AFFILIATES WAS ($2,000) AND $156,000 FOR THE THREE MONTHS ENDED
 SEPTEMBER 30, 2006 AND 2005, RESPECTIVELY, AND FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005 WAS $648,000 AND $236,000,
 RESPECTIVELY.

(3) FOR THE THREE-MONTHS AND TWELVE-MONTHS ENDED SEPTEMBER 30, 2006 AND THE TWELVE MONTHS ENDED SEPTEMBER 30, 2005 THE WEIGHTED AVERAGE SHARES OUTSTANDING USED IN THE CALCULATION OF NET LOSS PER COMMON SHARE DID NOT INCLUDE POTENTIAL SHARES OUTSTANDING BECAUSE THEY WERE ANTI-DILUTIVE.

(4) DURING THE FOURTH QUARTER OF FISCAL 2006, THE COMPANY SOLD ITS INTERESTS IN ITS UNCONSOLIDATED AFFILIATES AND NO LONGER DEFERS GROSS PROFIT ON SALES TO SUCH AFFILIATES.

    CONTACT: PR Financial Marketing
             Jim Blackman, 713-256-0369
             jimblackman@prfinancialmarketing.com
             or
             Global Payment Technologies, Inc.
             William L. McMahon, 631-231-1177 ext. 273
             VP-Chief Financial Officer